CACCIAMATTA

ACCOUNTANCY CORPORATION

August 12, 2013

U.S Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE: CNS RESPONSE, INC.

FILE # 000-26285

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of CNS RESPONSE, INC. dated August 12, 2013, for the event that occurred on August 1, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Cacciamatta Accountancy Corporation

Cacciamatta Accountancy Corporation

Irvine, CA

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